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                                                                Exhibit FS-5 CON

                            CONECTIV AND SUBSIDIARIES
                     ACTUAL CONSOLIDATED STATEMENT OF INCOME
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2000
                             (Dollars in Thousands)
                                   (Unaudited)

                                                                    Actual
                                                              -----------------

OPERATING REVENUES
      Electric                                                 $  2,777,571
      Gas                                                         1,303,501
      Other services                                                583,625
                                                              -----------------
                                                                  4,664,697
                                                              -----------------

OPERATING EXPENSES
      Electric fuel and purchased energy and capacity             1,494,353
      Gas purchased                                               1,232,668
      Other services' cost of sales                                 488,301
      Special charges                                                25,162
      Operation and maintenance                                     654,528
      Depreciation and amortization                                 260,982
      Taxes other than income taxes                                  89,340
                                                              -----------------
                                                                  4,245,334
                                                              -----------------
OPERATING INCOME                                                    419,363
                                                              -----------------

OTHER INCOME                                                         90,181
                                                              -----------------

INTEREST EXPENSE
      Interest charges                                              219,040
      Allowance for borrowed funds used during
           construction and capitalized interest                     (8,498)
                                                              -----------------
                                                                    210,542
                                                              -----------------

PREFERRED STOCK DIVIDEND
      REQUIREMENTS OF SUBSIDIARIES                                   20,319
                                                              -----------------

INCOME BEFORE INCOME TAXES AND
      EXTRAORDINARY ITEM                                            278,683

INCOME TAXES, EXCLUDING INCOME TAXES
      APPLICABLE TO EXTRAORDINARY ITEM                              124,884
                                                              -----------------

INCOME BEFORE EXTRAORDINARY ITEM                                    153,799

EXTRAORDINARY ITEM (Net of $28,061 of income taxes)                 (40,612)
                                                              -----------------

NET INCOME                                                     $    113,187
                                                              =================

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                                                                Exhibit FS-5 CON


                            CONECTIV AND SUBSIDIARIES
                     ACTUAL CONSOLIDATED STATEMENT OF INCOME
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2000
                             (Dollars in Thousands)
                                   (Unaudited)

     (Continued from previous page)


                                                                    Actual
                                                              -----------------

EARNINGS (LOSS) APPLICABLE TO:
     Common stock
       Income before extraordinary item                        $    152,240
       Extraordinary item, net of income taxes                      (29,108)
                                                              -----------------
          Total                                                $    123,132
                                                              =================
     Class A common stock
       Income before extraordinary item                        $      1,559
       Extraordinary item, net of income taxes                      (11,504)
                                                              -----------------
          Total                                                $     (9,945)
                                                              =================

AVERAGE SHARES OUTSTANDING (000)
     Common stock                                                    84,741
     Class A common stock                                             5,742

EARNINGS (LOSS) PER AVERAGE SHARE--basic and diluted
     Common stock
       Before extraordinary item                               $       1.79
       Extraordinary item                                             (0.34)
                                                              -----------------
          Total                                                $       1.45
                                                              =================
     Class A common stock
       Before extraordinary item                               $       0.27
       Extraordinary item                                             (2.00)
                                                              -----------------
          Total                                                $      (1.73)
                                                              =================

DIVIDENDS DECLARED PER SHARE
       Common stock                                            $      0.880
       Class A common stock                                    $      3.200


See accompanying Notes to Consolidated Financial Statements on FS-8.
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